UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d)       On May 26, 2011, Conn’s, Inc. (the “Company”) filed a Quarterly Report on Form 10-Q to report, among other things, the voting results at its 2011 annual meeting of stockholders, which was held on May 24, 2011 (the “Annual Meeting”), on an advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.  This Current Report on Form 8-K is being filed to provide the Company’s decision in light of such vote as to how frequently the Company will include a stockholder vote on the compensation of the Company’s named executive officers in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

   Consistent with the majority of votes cast at the Annual Meeting with respect to such proposal and the recommendation of the Company’s Board of Directors to the Company’s stockholders, the Company has determined that it will hold a stockholder advisory vote on the compensation of the Company’s named executive officers once every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	May 23, 2012	By:	/s/ Brian E. Taylor
		Name:	Brian E. Taylor
		Title:	Vice President and Chief Financial Officer

3